[Letterhead of Netherland, Sewell & Associates, Inc.]

Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

The undersigned hereby consents to the references to our firm in the form and context in which they appear in the Annual Report on Form 10-K of VAALCO Energy, Inc. for the year ended December 31, 2021.  We hereby further consent to the use of information contained in our reports setting forth the estimates of revenues from VAALCO Energy, Inc.'s oil and gas reserves as of December 31, 2021, 2020, and 2019 and to the inclusion of our report dated February 4, 2022, as exhibits to the Annual Report on Form 10‑K of VAALCO Energy, Inc. for the year ended December 31, 2021.  We further consent to the incorporation by reference thereof into VAALCO Energy, Inc.'s Registration Statements on Forms S-8 (Nos. 333-218824, 333-197180, and 333-183515).

NETHERLAND, SEWELL & ASSOCIATES, INC.

/s/ Danny D. Simmons

By:_________________________________________________________

Danny D. Simmons, P.E.

President and Chief Operating Officer

Houston, Texas

March 7, 2022